UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934 (Amendment No.  )

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SUNSHINE HEART, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUNSHINE HEART, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 9, 2017

To our Stockholders:

A special meeting of stockholders will be held on Monday, January 9, 2017, at 8:30 a.m. U.S. Central Daylight Time, at our offices, located at 12988 Valley View Road, Eden Prairie, Minnesota 55344, to conduct the following items of business:

•                  Proposal 1 – To approve, as required by Nasdaq Listing Rule 5635(d), which requires shareholder approval of a transaction other than a public offering involving the sale, issuance or potential issuance by a company of common stock or securities convertible into or exercisable for common stock equal to 20% or more of the common stock, or 20% or more of the voting power outstanding before the issuance, for less than the greater of book or market value of the stock, the issuance of shares of our common stock, consisting of:

o                shares of our common stock that are issuable upon conversion of the 2,900 shares of our Series C Convertible Preferred Stock (the “Series C Preferred Stock”) sold pursuant to the Securities Purchase Agreement dated as of October 30, 2016 (the “Securities Purchase Agreement”), which shares of Series C Preferred Stock, if currently convertible, would convert into 17,058,824 shares of our common stock as of the record date, not taking into account the effects of the reverse stock split in Proposal 3 of this proxy statement and subject to adjustment of the conversion price as set forth in the certificate of designations for such series;

o                shares of our common stock that are issuable upon conversion of the 900 shares of our Series D Convertible Preferred Stock (the “Series D Preferred Stock”) sold or available to be sold pursuant to the Securities Purchase Agreement, which shares of Series D Preferred Stock, if currently convertible, would convert into an aggregate of 5,294,118 shares of our common stock as of the record date, not taking into account the effects of the reverse stock split in Proposal 3 of this proxy statement and subject to adjustment of the conversion price as set forth in the certificate of designations for such series; and

o                shares of our common stock that are issuable upon exercise of warrants to purchase our common stock, sold or available to be sold pursuant to the Securities Purchase Agreement (the “Warrants”) or issued or to be issued to our placement agent or its designees as compensation for acting as placement agent in connection with the transactions contemplated by the Securities Purchase Agreement (the “Placement Agent Warrants”) pursuant to the engagement letter dated May 4, 2016 (the “Engagement Letter”), which Warrants and Placement Agent Warrants, if currently exercisable, would be exercisable for an aggregate of 23,694,117 shares of our common stock as of the record date, not taking into account the effects of the reverse stock split in Proposal 3 of this proxy statement, subject to adjustment as set forth in the Warrants or Placement Agent Warrants, as applicable.

•                  Proposal 2 – To approve, as required by Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock, consisting of shares of our common stock that are issuable upon conversion of the 1,824.436 outstanding shares of our Series B-1 Convertible Preferred Stock (the “Series B-1 Preferred Stock”) received by the holders thereof pursuant to a Securities Exchange Agreement dated as of October 30, 2016 (the “Securities Exchange Agreement”), in excess of the issuance limitation of 2,369,361 shares of common stock, which shares of Series B-1 Preferred Stock would convert into an aggregate of 10,731,976 shares of our common stock if such shares could be converted in excess of the issuance limitation as of the record date, not taking into account the effects of the reverse stock split in Proposal 3 of this proxy statement.

•                  Proposal 3 – To approve an amendment to our Fourth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of our outstanding common stock at a ratio in the range of 1-for-20 to 1-for-60, to be determined at the discretion of our Board of Directors, whereby each outstanding 20 to 60 shares would be combined, converted and changed into 1 share of our common stock, without reducing the number of authorized shares of our common stock.

•                  Proposal 4 – To authorize one or more adjournments of the special meeting to solicit additional proxies in the event there are insufficient votes to approve any of the above proposals.

•      To transact any other business that may properly come before the meeting or any postponement or adjournment of the meeting.

Our Board of Directors unanimously recommends that you vote FOR Proposals 1, 2, 3 and 4.

Only holders of our common stock at the close of business on Friday, December 2, 2016, the record date, are entitled to receive this notice and to attend and vote at the special meeting.  For ten days prior to the meeting, a complete list of stockholders will be available during regular business hours at our principal executive office, 12988 Valley View Road, Eden Prairie, Minnesota 55344.  A stockholder may examine the list for any legally valid purpose related to the meeting.

Your vote is important.  Whether or not you plan to attend the meeting, please sign and submit your proxy as soon as possible so that your shares can be voted at our special meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy in accordance with the procedures set forth in the proxy statement and vote in person.

By Order of the Board of Directors,

Claudia Drayton
Secretary

Eden Prairie, Minnesota
December 9, 2016

About the Special Meeting	1
Proposal 1—Approval of the Issuance of Shares of Common Stock upon Conversion or Exercise of the Series C Preferred Stock, Series D Preferred Stock, Warrants and Placement Agent Warrants	5
Proposal 2—Approval of the Issuance of Shares of Common Stock upon Conversion of the Series B-1 Preferred Stock	11
Proposal 3—Reverse Stock Split	13
Proposal 4—Adjournment of Special Meeting	20
Security Ownership of Certain Beneficial Owners and Management	21
Additional Matters	22
Other Matters	22
Incorporation by Reference	22
Requirements for Submission of Stockholder Proposals and Nominations for 2017 Annual Meeting	23
Solicitation by Board; Expenses	23
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on January 9, 2017	23
Appendix A	24

bTable of Contents

SUNSHINE HEART, INC.

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS
JANUARY 9, 2017

ABOUT THE SPECIAL MEETING

Who is soliciting my vote?

The Board of Directors (the “Board”) of Sunshine Heart, Inc. (the “Company”, “we” or “us”) is soliciting your proxy, as a holder of our common stock, for use at the special meeting of stockholders and any adjournment or postponement of such meeting. We have retained Morrow Sodali to assist in the solicitation of proxies.  The special meeting will be held on Monday, January 9, 2017, at 8:30 a.m. U.S. Central Daylight Time, at the offices of the Company, located at 12988 Valley View Road, Eden Prairie, Minnesota 55344.

The notice of special meeting, proxy statement and form of proxy card are expected to be first mailed to stockholders of record on or about December 9, 2016.

What is the purpose of the special meeting?

At the special meeting, you will be voting on:

•                  Proposal 1 – To approve, as required by Nasdaq Listing Rule 5635(d), which requires shareholder approval of a transaction other than a public offering involving the sale, issuance or potential issuance by a company of common stock or securities convertible into or exercisable for common stock equal to 20% or more of the common stock, or 20% or more of the voting power outstanding before the issuance, for less than the greater of book or market value of the stock, the issuance of shares of our common stock, consisting of:

o                shares of our common stock that are issuable upon conversion of the 2,900 shares of our Series C Preferred Stock sold pursuant to the Securities Purchase Agreement, which shares of Series C Preferred Stock, if currently convertible, would convert into 17,058,824 shares of our common stock as of the record date, not taking into account the effects of the reverse stock split in Proposal 3 of this proxy statement and subject to adjustment of the conversion price as set forth in the certificate of designations for such series;

o                shares of our common stock that are issuable upon conversion of the 900 shares of our Series D Preferred Stock sold or available to be sold pursuant to the Securities Purchase Agreement, which shares of Series D Preferred Stock, if currently convertible, would convert into an aggregate of 5,294,118 shares of our common stock as of the record date, not taking into account the effects of the reverse stock split in Proposal 3 of this proxy statement and subject to adjustment of the conversion price as set forth in the certificate of designations for such series; and

o                shares of our common stock that are issuable upon exercise of the Warrants or the Placement Agent Warrants issued or to be issued under the Securities Purchase Agreement or Engagement Letter, as the case may be, which Warrants and Placement Agent Warrants, if currently exercisable, would be exercisable for an aggregate of 23,694,117 shares of our common stock as of the record date, not taking into account the effects of the reverse stock split in Proposal 3 of this proxy statement, subject to adjustment as set forth in the Warrants or Placement Agent Warrants, as applicable.

•                  Proposal 2 – To approve, as required by Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock issuable upon conversion of the 1,824.436 outstanding shares of our Series B-1 Preferred Stock, which were received by the holders thereof pursuant to the Securities Exchange Agreement, in excess of the issuance limitation of 2,369,361 shares of common stock, which shares of Series B-1 Preferred Stock would convert into an aggregate of 10,731,976 shares of our common stock if such shares could be converted in excess of the issuance limitation as of the record date, not taking into account the effects of the reverse stock split in Proposal 3 of this proxy statement.

•                  Proposal 3 – An amendment to our Fourth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our outstanding common stock at a ratio in the range of 1-for-20 to 1-for-60, to be determined at the discretion of the Board, whereby each outstanding 20 to 60 shares would be combined, converted and changed into 1 share of our common stock, without reducing the number of authorized shares of our common stock.

•                  Proposal 4 – To authorize one or more adjournments of the special meeting to solicit additional proxies in the event there are insufficient votes to approve any of Proposal 1, 2 or 3.

•                  Such other business as may properly come before the special meeting or any adjournment thereof.

The Board recommends a vote FOR Proposals 1, 2, 3 and 4.

Except as noted herein, share numbers are provided as of the record date and on a pre-reverse stock split basis.

Who is entitled to vote?

You may vote if you owned shares of our common stock at the close of business on Friday, December 2, 2016, the record date, provided such shares are held directly in your name as the stockholder of record or are held for you as the beneficial owner through a broker, bank or other nominee. Each share of common stock is entitled to one vote on each matter properly brought before the meeting. As of the record date, we had 23,290,801 shares of common stock outstanding and entitled to vote.

What is the difference between a stockholder of record and a beneficial owner?

Stockholders of Record.    If your common shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us through the enclosed proxy card or to vote in person at the special meeting.

Beneficial Owners.    Many of our stockholders hold their common shares through a broker, bank or other nominee rather than directly in their own names. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner with respect to those shares, and these proxy materials (including a voting instruction card) are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the special meeting unless you request and obtain a proxy from your broker, bank or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee on how to vote your shares.

Can I vote my shares without attending the special meeting?

Stockholders of Record.    You may vote by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided.  If the postage-paid envelope is missing, please mail your completed proxy card to Sunshine Heart, Inc., c/o Claudia Drayton, Secretary, 12988 Valley View Road, Eden Prairie, Minnesota 55344.

If you are a stockholder of record, you may also vote electronically by internet.  To vote by internet, you will need to use a control number provided to you in the materials with this proxy statement and follow the additional steps when prompted.  The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

Beneficial Owners.  If you are a beneficial owner, you must vote your shares in the manner prescribed by your broker, bank or other nominee.  You will receive a voting instruction card (not a proxy card) to use in directing the broker, bank or other nominee how to vote your shares.  You may also have the option to vote your shares electronically via the internet or automated telephone service.

May I attend the special meeting and vote my shares in person?

All of our stockholders are invited to attend the special meeting in person.  You may be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the meeting.  If you are a beneficial owner, you also may be asked to present proof of ownership to be admitted to the meeting.  A brokerage or holding statement or letter from your broker, bank or other nominee are examples of proof of ownership.

Stockholders of Record.    If you are a stockholder of record and attend the special meeting, you may deliver your completed proxy card or vote by ballot.

Beneficial Owners.    If you hold your common shares through a broker, bank or other nominee and want to vote such shares in person at the special meeting, you must obtain a proxy from your broker, bank or other nominee giving you the power to vote such shares.

Even if you plan to attend the meeting, we encourage you to vote your shares prior to the meeting.

Can I change my vote?

Stockholders of Record.    You may change your vote at any time before your proxy is exercised by sending a written notice of revocation or a later-dated proxy to our Secretary, which must be received prior to commencement of the special meeting; by submitting a later-dated proxy via internet before 12:00 a.m. U.S. Central Daylight Time on January 9, 2017; or by voting in person at the special meeting.  Your attendance at the special meeting in person will not cause your previously granted proxy to be revoked unless you file the proper documentation for it to be so revoked.

Beneficial Owners.    If you hold your shares through a broker, bank or other nominee, you should contact such person prior to the time such voting instructions are exercised.

What does it mean if I receive more than one proxy card or voting instruction card?

If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with brokers, banks or other nominees and/or our transfer agent. Please sign and deliver, or otherwise vote, each proxy card and voting instruction card that you receive. We recommend that you contact your nominee and/or our transfer agent, as appropriate, to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company LLC, 6201 15th Avenue, Brooklyn, New York 11219; Telephone: 800-937-5449.

What if I do not vote for some of the items listed on my proxy card or voting instruction card?

Stockholders of Record.    If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions. Proxy cards that are signed and returned, but do not contain voting instructions with respect to certain matters, will be voted in accordance with the recommendations of the Board on such matters.

Beneficial Owners.    If you indicate a choice with respect to any matter to be acted upon on your voting instruction card, the shares will be voted in accordance with your instructions. If you do not indicate a choice or return the voting instruction card, the broker, bank or other nominee will determine if it has the discretionary authority to vote on each matter. Under applicable law, a broker, bank or nominee has the discretion to vote on routine matters. Brokers and certain banks and nominees will be unable to vote on your behalf for one or more proposals if you do not instruct them how to vote your shares in the manner set forth on your voting instruction card. Therefore, it is very important for you to vote your shares for each proposal.

How many shares must be present to hold the meeting?

In order for us to conduct the special meeting, a majority of our outstanding shares entitled to vote as of December 2, 2016 must be present in person or by proxy at the meeting.  This is called a quorum.  Proxy cards returned with “Abstain” selected and broker non-votes will be considered present for purposes of determining a quorum.

What vote is required to approve each item of business?

Proposal 1 – Approval of Issuance of Common Stock.  The affirmative vote of holders of a majority of shares entitled to vote and present at the special meeting, in person or by proxy, is required for the approval of our issuance of common stock upon conversion or exercise of Series C Preferred Stock, Series D Preferred Stock, Warrants and Placement Agent Warrants. Abstentions and broker non-votes will not be treated as present at the special meeting and thus will have no effect on the outcome of this proposal unless you return your proxy card and select “Abstain”, which will have the same effect as a vote against the matter. Under Nasdaq Listing Rules, holders of securities issued pursuant to the Securities Purchase Agreement are not entitled to vote on Proposal 1.

Proposal 2 – Approval of Issuance of Common Stock.  The affirmative vote of holders of a majority of shares entitled to vote and present at the special meeting, in person or by proxy, is required for the approval of our issuance of common stock upon conversion of Series B-1 Preferred Stock.  Abstentions and broker non-votes will not be treated as present at the special meeting and thus will have no effect on the outcome of this proposal unless you return your proxy card and select “Abstain”, which will have the same effect as a vote against the matter. Under Nasdaq Listing Rules, holders of securities issued pursuant to the Securities Exchange Agreement are not entitled to vote on Proposal 2.

Proposal 3 – Approval of Reverse Stock Split.  The affirmative vote of holders of a majority of shares entitled to vote at the special meeting is required for the approval of the reverse stock split. Abstentions and broker non-votes will have the same effect as votes against the matter.

Proposal 4 – Approval of Adjournment.  The affirmative vote of holders of a majority of shares entitled to vote and present at the special meeting, in person or by proxy, is required for any adjournment of the special meeting to solicit additional proxies in the event there are insufficient votes to approve the first three proposals. Abstentions and broker non-votes will not be treated as present at the special meeting and thus will have no effect on the outcome of this proposal unless you return your proxy card and select “Abstain”, which will have the same effect as a vote against the matter.

Other Matters. The Board does not propose to conduct any business at the meeting, nor is it aware of any other matter to be presented for action at the meeting, other than as stated above. If any other matter is properly submitted to the stockholders at the meeting, its adoption generally will require the affirmative vote of holders of a majority of shares entitled to vote and present at the special meeting, in person or by proxy.

Who will count the votes and where can I find the voting results?

American Stock Transfer & Trust Company will tabulate the voting results. We intend to announce the preliminary voting results at the special meeting and, in accordance with the rules of the Securities and Exchange Commission (the “SEC”), we intend to publish the final results in a current report on Form 8-K within four business days of the special meeting.

Who can help answer my other questions?

If you have more questions about the proposals or voting, you should contact Morrow Sodali, who is assisting us with the proxy solicitation.

The Solicitation Agent for the Special Meeting is:

Morrow Sodali

470 West Avenue – 3rd Floor

Stamford, CT  06902

Banks and Brokerage Firms, please call (203) 658-9400

Stockholders, please call toll free (877) 787-9239

PROPOSAL 1 – APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON CONVERSION OR EXERCISE OF THE SERIES C PREFERRED STOCK, SERIES D PREFERRED STOCK, WARRANTS AND PLACEMENT AGENT WARRANTS

For your consideration of Proposal 1, a description of the material terms of the Securities Purchase Agreement and the transactions contemplated thereby are set forth in this proxy statement to provide you with basic information. However, the descriptions in this proxy statement are qualified in their entirety by reference to the copies of the form of Securities Purchase Agreement, the Certificates of Designations of the Series C Preferred Stock and Series D Preferred Stock, the Warrants and the Placement Agent Warrants, in each case, attached to the Company’s Current Report on Form 8-K filed with the SEC on October 31, 2016 and incorporated herein by reference.

Description of the Transactions

The Securities Purchase Agreement

On October 30, 2016, the Company entered into the Securities Purchase Agreement with each of Sabby Healthcare Master Fund Ltd. and Sabby Volatility Warrant Master Fund Ltd., which are funds managed by Sabby Management, LLC (collectively the “Purchasers”) under which it agreed to issue and sell (i) 2,900 shares of Series C Preferred Stock at $0.17 per share, pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-194731) filed with the SEC, declared effective on May 5, 2014 (the “Registration Statement”) and a prospectus supplement relating to the offering filed with the SEC on October 31, 2016 (the “Registered Direct Offering”) and (ii) 900 shares of Series D Preferred Stock at $0.17 per share and Warrants to purchase an aggregate of 22,352,941 shares of the Company’s common stock at an exercise price equal to $0.18 per share, pursuant to an exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), provided in Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder (“Regulation D”) (such sale of Warrants, together with the sale of Series D Preferred Stock, the “Private Placement”).  Northland Securities, Inc. acted as placement agent (the “Placement Agent”) in connection with the Registered Direct Offering and the Private Placement.

The Securities Purchase Agreement provides that the closing of each of the Registered Direct Offering and the Private Placement will occur in two stages.  At the initial closing, which occurred on November 3, 2016 (the “First Closing”), the Company sold 2,900 shares of Series C Preferred Stock, 700 shares of Series D Preferred Stock, and 21,176,470 Warrants to the Purchasers.  At the second closing, which is subject to stockholder approval as discussed below (the “Second Closing”), the Company shall issue and sell 200 shares of Series D Preferred Stock and 1,176,471 Warrants to the Purchasers.

The Company received aggregate net proceeds, after deducting Placement Agent fees and other estimated expenses related to the Registered Direct Offering and the Private Placement, in the amount of approximately $3,300,000 at the First Closing and expects to receive aggregate net proceeds, after deducting Placement Agent fees and other estimated expenses related to the Registered Direct Offering and the Private Placement, in the amount of approximately $200,000 at the Second Closing. The Company intends to use the net proceeds from these offerings for working capital needs for our recently-acquired Aquadex product line and for general corporate purposes.

The Securities Purchase Agreement also requires the Company, on our before the 20th day following the First Closing, to file this proxy statement with the SEC for the purposes of holding a special meeting of our stockholders to vote on a proposal to approve the issuance of the shares of Common Stock underlying the Series C Preferred Stock, Series D Preferred Stock, Warrants and Placement Agent Warrants pursuant to the requirements of Nasdaq Listing Rule 5635(d).  The Company further agreed to hold such stockholders’ meeting within 120 days of the First Closing. No shares of the Company’s common stock are issuable upon conversion of the Series C Preferred Stock or Series D Preferred Stock or upon exercise of the Warrants or the Placement Agent Warrants until such stockholder approval has been received.

The Securities Purchase Agreement contains customary representations, warranties and agreements by us and customary conditions to closing.

Under the Securities Purchase Agreement, the Company agreed not to contract to issue or announce the issuance or proposed issuance of any common stock or common stock equivalents for 30 days from the date of the receipt of the stockholder approval solicited by this proxy statement, except on or after the date a definitive proxy statement for a special meeting of stockholders for the purpose of obtaining stockholder approval has been filed with the SEC, the Company may file a primary registration statement registering for issuance and sale its debt or equity securities. In addition, the Company has also agreed with the Purchasers that until such time as no Purchaser holds any of the Warrants, it will not effect or contract to effect a “Variable Rate Transaction” as defined in the Securities Purchase Agreement.

The Securities Purchase Agreement also provides that the Company provide the Purchasers, if the Company issues any shares of common stock or common stock equivalents for cash consideration, indebtedness or a combination of units, with certain exceptions (including the issuance of the Company’s debt or equity securities in a public offering pursuant to an effective registration statement), within twelve (12) months after the closing date (the “Subsequent Financing”), the right to participate in up to 50% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing. Further, pursuant to the Securities Purchase Agreement, the Company is required to reserve for future issuance pursuant to the Series C Preferred Stock and Series D Preferred Stock and the Warrants the greater of (i) 100% (300% following the receipt of stockholder approval) of the maximum aggregate number of shares of common stock issuable upon conversion in full of all shares of the Series C Preferred Stock and Series D Preferred Stock and upon exercise in full of all Warrants (but not the Placement Agent Warrants) and (ii) 19.9% of our then issued and outstanding shares of common stock.

If the Company effects a Subsequent Financing at any time that any Purchaser holds Series C Preferred Stock or any securities received upon any exchange of Series C Preferred Stock or any subsequent exchange of any securities received by such Purchaser pursuant to this right (the “Exchanged Securities”), each Purchaser has the right to exchange all or some of the Series C Preferred Stock or Exchanged Securities then held by such Purchaser for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis based on the outstanding stated value of such Series C Preferred Stock, along with any accrued but unpaid liquidated damages and other amounts owing thereon, or based on the value of the Exchanged Securities based on the effective per share purchase price multiplied by the number of such Exchanged Securities, and the effective price at which such securities were sold in such Subsequent Financing.

The Series C Preferred Stock

The Series C Preferred Stock was created under a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Series C Certificate of Designation”).

The Series C Certificate of Designation provides that the Series C Preferred Stock is non-voting and can be converted into common stock at the holder’s election at any time following receipt of the stockholder approval, at a conversion price of $0.17 per share, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the common stock. If, at any time while the Series C Preferred Stock is outstanding, the Company or any subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues any common stock or its equivalents entitling any person to acquire shares of common stock at an effective price per share that is lower than the then price of conversion (other than in connection with certain exempt issuances as set forth in the Series C Certificate of Designation), then the price of conversion shall be reduced to such lower price.  Subject to limited exceptions, a holder will not have the right to convert any portion of its shares of Series C Preferred Stock if the holder, together with its affiliates, would beneficially own over 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”); provided, however, that upon prior notice to us, the holder may increase the Beneficial Ownership Limitation, provided that in no event will the Beneficial Ownership Limitation exceed 9.99%.

Upon liquidation, dissolution or winding-up of the Company, each holder of Series C Preferred Stock will be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the par value, plus any accrued and unpaid dividends thereon, for each share of Series C Preferred Stock before any distribution or payment shall be made to the holders of our common stock, and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series C Preferred Stock shall be ratably distributed among such holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. In addition, following such payment, each holder of Series C Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Common Stock would receive if the Series C Preferred Stock were fully converted, paid pari passu with all holders of common stock. The Series C Preferred Stock is entitled to receive dividends if any are declared on an “as converted to common stock” basis to and in the same form as dividends actually paid on shares of our common stock.  No other dividends shall be paid on shares of Series C Preferred Stock.

If the Company fails to timely deliver shares of common stock upon conversion of the Series C Preferred Stock within three trading days after delivery of the notice of conversion, then the Company is obligated to pay to the holder, as liquidated damages, an amount equal to $50 per business day (increasing to $100 per business day after the third business day and increasing to $200 per business day after the sixth business day) for each $5,000 of Stated Value of the Series C Preferred Stock for which the Preferred Stock is converted which is not timely delivered.  If the Company fails to timely deliver shares of common stock upon conversion of the Series C Preferred Stock to the holder, and if after the required delivery date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder or its brokerage firm otherwise purchases, shares of common stock to deliver in satisfaction of a sale by the holder of the common stock which the holder anticipated receiving upon such conversion, then the Company is obligated to (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased, minus any amounts paid to the holder by the Company as liquidated damages for late delivery of such shares, exceeds (y) the amount obtained by multiplying (1) the number of shares of common stock that the Company was required to deliver at the time of conversion of the Preferred Stock times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reinstate the portion of the Series C Preferred Stock and equivalent number of shares of common stock for which such conversion was not honored (in which case such conversion shall be deemed rescinded) or deliver to the holder the number of shares of common stock that would have been issued had the Company timely complied with its delivery obligations.

The Series D Preferred Stock

The Series D Preferred Stock was created under a Certificate of Designation of Preferences, Rights and Limitations of

Series D Convertible Preferred Stock (the “Series D Certificate of Designation”). The Series D Certificate of Designation provides that the Series D Preferred Stock is non-voting and can be converted into common stock at the holder’s election at any time following receipt of stockholder approval, at a conversion price of $0.17 per share, subject to adjustment as provided in the next sentence and for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Company’s common stock. The conversion price shall be (A) reduced following the first reverse stock split consummated while the Series D Preferred Stock is outstanding to the lesser of (i) the fixed conversion price as adjusted for the reverse stock split or (ii) 80% of the average of the daily volume weighted average price of the Company’s common stock for the tenth through twentieth trading days following the effectiveness of the reverse stock split, and (B) with respect to any conversion that occurs on or after the six month anniversary of the original issuance date, 80% of the average of the daily volume weighted average price of the Company’s common stock for the ten trading days immediately prior to the conversion date; however, in neither case shall the conversion price be reduced below $0.042.  If, at any time while the Series D Preferred Stock is outstanding, the Company or any subsidiary, as applicable sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues any common stock or its equivalents entitling any person to acquire shares of common stock at an effective price per share that is lower than the then price of conversion (other than in connection with certain exempt issuances as set forth in the Series D Certificate of Designation), then the price of conversion shall be reduced to such lower price.  Subject to limited exceptions, a holder of shares of Series D Preferred Stock will not have the right to convert any portion of its Series D Preferred Shares in excess of the Beneficial Ownership Limitation; provided, however, that upon prior notice to us, the holder may increase the Beneficial Ownership Limitation, provided that in no event will the Beneficial Ownership Limitation exceed 9.99%.  Any time after the Company receives stockholder approval if certain conditions are met and on 20 trading days’ notice to the holders during which time such holders may elect to convert, the Company may redeem some or all of the Series D Preferred Stock for cash (i) if on or prior to 90 day anniversary of the issuance date of the Series D Preferred Stock, in an amount equal to 120% of the aggregate stated value then outstanding, (ii) if after the 90 day anniversary but on or before the 180 day anniversary of the issuance date, in an amount equal to 140% of the aggregate stated value then outstanding and (iii) if after the 180 day anniversary of the issuance date, in an amount equal to 150% of the aggregate stated value then outstanding, in each case, together with accrued and unpaid dividends, if any, and all liquidated damages and other amounts due on the Series D Preferred Stock, if any. Upon the occurrence of certain triggering events in the Series D Certificate of Designation, each holder shall have the right to require the Company to, with respect to some triggering events, redeem all of the Series D Preferred Stock then held by such holder for a redemption price equal to the Triggering Redemption Amount or, with respect to other triggering events, either redeem all of the Series D Preferred Stock then held by such holder for a redemption price, in shares of common stock equal to the Triggering Redemption Amount divided by 75% of the average of the 10 VWAPs immediately prior to the date of election hereunder or (b) increase the dividend rate on all of the outstanding Series D Preferred Stock held by such holder to 18% per annum. “Triggering Redemption Amount” means the sum of (a) the greater of (i) 130% of the stated value and (ii) the product of (y) the VWAP on the trading day immediately preceding the date of the triggering event and (z) the stated value divided by the then conversion price, (b) all accrued but unpaid dividends thereon and (c) all liquidated damages and other costs, expenses or amounts due in respect of the Series D Preferred Stock.

Upon liquidation, dissolution or winding-up of the Company, each holder of Series D Preferred Stock will be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the stated value, plus any accrued and unpaid dividends thereon, and any other fees or liquidated damages then due and owing thereon under the Series D Certificate of Designation for each share of Series D Preferred Stock before any distribution or payment shall be made to the holders of any common stock and all other common stock equivalents of the Company other than those securities which are explicitly senior or pari passu to the Series D Preferred Stock in dividend rights or liquidation preference, and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series D Preferred Stock shall be ratably distributed among such holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The Series D Preferred Stock is entitled to receive dividends if any are declared on an “as converted to common stock” basis to and in the same form as dividends actually paid on shares of our common stock.  No other dividends shall be paid on shares of Series D Preferred Stock.

If the Company fails to timely deliver shares of common stock upon conversion of the Series D Preferred Stock within three trading days after delivery of the notice of conversion, then the Company is obligated to pay to the holder, as liquidated damages, an amount equal to $50 per business day (increasing to $100 per business day after the third business day and increasing to $200 per business day after the sixth business day) for each $5,000 of Stated Value of the Series D Preferred Stock for which the Preferred Stock is converted which is not timely delivered. If the Company fails to timely deliver shares of common stock upon conversion of the Series D Preferred Stock to the holder, and if after the required delivery date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder or its brokerage firm otherwise purchases, shares of common stock to deliver in satisfaction of a sale by the holder of the common stock which the holder anticipated receiving upon such conversion, then the Company is obligated to (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased, minus any amounts paid to the holder by the Company as liquidated damages for late delivery of such shares, exceeds (y) the amount obtained by multiplying (1) the number of shares of common stock that the Company was required to deliver at the time of conversion of the Preferred Stock times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reinstate the portion of the Preferred Stock and equivalent number of shares of common stock for which such conversion was not honored (in which case such conversion shall be deemed rescinded) or deliver to the holder the number of shares of common stock that would have been issued had the Company timely complied with its delivery obligations.

The Warrants

Each Warrant will be exercisable beginning on the day that is the later of the date stockholder approval is received or the six month anniversary of the date of issuance (the “Initial Exercise Date”) at an exercise price of $0.18 per share, subject to adjustment as provided therein, and terminate five years after the Initial Exercise Date. In the event that the shares underlying the Warrants are not subject to a registration statement at the time of exercise, the Warrants may be exercised on a cashless basis.  Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own over the Beneficial Ownership Limitation; provided, however, that upon prior notice to us, the holder may increase the Beneficial Ownership Limitation, provided that in no event will the Beneficial Ownership Limitation exceed 9.99%. The exercise price and number of the shares of common stock issuable upon exercising the Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described therein. In addition, the Warrants (but not the Placement Agent Warrants) are subject to reduction of the exercise price if the Company subsequently issues shares of the Company’s common stock or equivalents at an effective price less than the current exercise price of such Warrants.

Registration Rights Agreement

In connection with the Securities Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers, whereby the Company agreed to register the resale of the shares of common stock issuable upon conversion of the Series D Preferred Stock and the Warrants within 45 days of each of the First Closing and the Second Closing.

Before all registrable securities under the Registration Rights Agreement have been sold or may be sold under Rule 144 without volume or manner-of-sale restrictions and without the current public information requirement, if there is not an effective registration statement covering all of the registrable securities and the Company determines to prepare and file with the SEC a registration statement relating to an offering of its equity securities for its own account or the account of others under the Securities Act (other than on Form S-4 or Form S-8), then each holder will be entitled to certain “piggyback” registration rights allowing them to include their shares in such registration statement, provided, however, that the Company shall not be required to register any registrable securities that are eligible for resale pursuant to Rule 144 (without volume restrictions or current public information requirements) promulgated by the SEC pursuant to the Securities Act or that are the subject of a then effective registration statement that is available for resales or other dispositions by such holder.

The Company is responsible for all fees and expenses incident to the performance of or compliance with the Registration Rights Agreement borne by the Company whether or not any registrable securities are sold pursuant to a registration statement. The Registration Rights Agreement also contains customary indemnification provisions.

Engagement Letter and the Placement Agent Warrants

The Company entered into the Engagement Letter with the Placement Agent pursuant to which it agreed to pay the Placement Agent an aggregate cash placement fee equal to 6% of the aggregate gross proceeds raised in the Registered Direct Offering and Private Placement and will issue to the Placement Agent or its designees the Placement Agent Warrants to purchase shares of the Company’s common stock equal to, in the aggregate, 6% of the common shares issuable upon conversion of the Preferred Stock sold to the Purchasers at an initial exercise price equal to $0.2125 per share and on the same terms as the Warrants sold to the Purchasers, other than as noted above. Subject to certain conditions, the Company also agreed to reimburse certain out-of-pocket expenses of the Placement Agent, including but not limited to legal fees. The Placement Agent Engagement Letter contains customary representations, warranties and agreements by us and customary conditions to closing. The Company has further agreed to indemnify the Placement Agent against certain liabilities arising out of or in connection with the Registered Direct Offering or the Private Placement.

Why Stockholder Approval is Required

Nasdaq Listing Rule 5635(d) requires stockholder approval prior to an issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by a company of common stock equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book and market value of the common stock as of the time of execution of the definitive agreement with respect to such transaction. As a result, the Company is seeking stockholder approval for the sale and issuance of the shares of common stock issuable upon conversion of the convertible securities issued and sold or to be issued and sold under the Securities Purchase Agreement pursuant to Nasdaq Listing Rule 5635(d) because (1) the aggregate number of shares of common stock issuable upon conversion or exercise of shares issued or issuable in connection with the Securities Purchase Agreement is expected to result in the issuance of more than 20% of our outstanding common stock as of the date of the Securities Purchase Agreement and (2) the per share price of our common stock and the price per share of our common stock for which the Company may obtain future commitments, if any, in connection with the transactions contemplated by the Securities Purchase Agreement were less than the greater of book or market value of our common stock at the time the Securities Purchase Agreement was executed. The Company did not seek advance stockholder approval of the issuance of the Series C Preferred Stock, Series D Preferred Stock, Warrants or Placement Agent Warrants because no shares of common stock are issuable upon conversion or exercise thereof until stockholder approval is obtained.

Description of Proposal

We are seeking stockholder approval as required by Nasdaq Listing Rule 5635(d) to issue shares of common stock upon conversion of the Series C Preferred Stock, Series D Preferred Stock, Warrants and Placement Agent Warrants issued or to be issued under the Securities Purchase Agreement or the Engagement Letter, as the case may be. The shares of common stock being issued upon the conversion or exercise of securities sold and issued or available for sale and issuance under the Securities Purchase Agreement and Engagement Letter consist of:

•                 shares of common stock issuable upon the conversion of the 2,900 shares of Series C Preferred Stock issued and sold at the First Closing pursuant to the Securities Purchase Agreement for an aggregate purchase price of approximately $2.9 million, which, based on the initial conversion price of $0.17 would, if currently convertible, convert into an aggregate of 17,058,824 shares of our common stock as of the record date, not taking into account the effects of the reverse stock split in Proposal 3 of this proxy statement and subject to adjustment of the conversion price as described above under “—The Series C Preferred Stock”;

•                 shares of common stock issuable upon the conversion of approximately 900 shares of Series D Preferred Stock, of which 700 shares were sold at the First Closing and 200 shares are available for sale and issuance at the Second Closing pursuant to the Securities Purchase Agreement for an aggregate purchase price of approximately $900,000, which, based on the initial conversion price of $0.17, would, if currently convertible, convert into an aggregate of 5,294,118 shares of our common stock as of the record date, not taking into account the effects of the reverse stock split in Proposal 3 of this proxy statement and subject to adjustment of the conversion price as described above under “—The Series D Preferred Stock”;

•                 shares of common stock issuable upon exercise of the Warrants, which, if currently exercisable, would be exercisable for an aggregate of 22,352,941 shares of common stock as of the record date at an exercise price of $0.18 per share, not taking into account the effects of the reverse stock split in Proposal 3 of this proxy statement and subject to adjustment as set forth in the Warrants and as described above under “—The Warrants”; and

•                 shares of common stock issuable upon exercise of the Placement Agent Warrants, which, if currently exercisable, would be exercisable for an aggregate of 1,341,176 shares of common stock as of the record date at an exercise price of $0.2125 per share, not taking into account the effects of the reverse stock split in Proposal 3 of this proxy statement and subject to adjustment as set forth in the Placement Agent Warrants and as described above under “—Engagement Letter and the Placement Agent Warrants”.

Vote Required

The affirmative vote of holders of a majority of shares of common stock and present in person or represented by proxy at the special meeting, excluding shares held by holders of securities issued pursuant to the Securities Purchase Agreements, is required for the approval of our issuance of common stock upon conversion or exercise of the Series C Preferred Stock, Series D Preferred Stock, Warrants and Placement Agent Warrants.  Abstentions and broker non-votes will not be treated as votes cast on this proposal and thus will have no effect on the outcome of this proposal, unless you return your proxy card and select “Abstain”, which will have the same effect as a vote against the matter.

Potential Effects of this Proposal

The 46,047,059 shares that are the subject of this Proposal 1 represent approximately 197.7% of our shares of common stock outstanding as of the record date. The issuance of such shares will result in an increase in the number of shares of common stock outstanding and the respective percentage interests of current stockholders in the voting power, liquidation value, and book and market value of the Company, and its future earnings, will be reduced. The sale or resale of these shares could cause the market price of our common stock to decline. More shares of common stock may be issued upon conversion, and further dilution may occur, as a result of the provisions in the Series C Preferred Stock and Series D Preferred Stock providing for adjustments to the conversion price as described above under “—The Series C Preferred Stock” and “—The Series D Preferred Stock”.

We will have broad discretion to use the net proceeds to us from the sale of such shares, and you will be relying solely on the judgment of our board of directors and management regarding the application of these proceeds. Our use of the proceeds may not improve our operating results or increase the value of your investment.

Consequences if Stockholder Approval is Not Obtained

Pursuant to the Securities Purchase Agreement, the Company agreed to hold a special meeting of its stockholders on or before the 120th day following the First Closing for the purpose of obtaining stockholder approval and to use reasonable best efforts to obtain such approval. If the Company does not obtain stockholder approval for this Proposal 1 at the special meeting, the Company is required to call a meeting every four months thereafter to seek such approval until the approval is obtained or the Series C Preferred Stock and Series D Preferred Stock are no longer outstanding. Stockholder approval of this Proposal 1 is a condition to the Second Closing under the Securities Purchase Agreement; therefore, the Company will not receive the gross proceeds of $200,000 pursuant to the Second Closing until it receives stockholder approval of this Proposal 1.

The Board recommends that you vote FOR the approval of the issuance of shares of common stock upon conversion or exercise of the Series C Preferred Stock, Series D Preferred Stock, Warrants and Placement Agent Warrants.

PROPOSAL 2 – APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON CONVERSION OF THE SERIES B-1 PREFERRED STOCK

For your consideration of Proposal 2, a description of the material terms of the Securities Exchange Agreement and the transactions contemplated thereby are set forth in this proxy statement to provide you with basic information. However, the descriptions in this proxy statement are qualified in their entirety by reference to the copies of the form of Securities Exchange Agreement and the Certificate of Designations of the Series B-1 Preferred Stock, in each case, attached to the Company’s Current Report on Form 8-K filed with the SEC on October 31, 2016 and incorporated herein by reference.

Description of the Transactions

The Securities Exchange Agreement

On October 30, 2016, the Company entered into the Securities Exchange Agreement with each of Sabby Healthcare Master Fund Ltd. and Sabby Volatility Warrant Master Fund Ltd., which are funds managed by Sabby Management, LLC (the holders of the Company’s Series B Preferred Stock) (collectively, “Sabby”) pursuant to which the Company agreed to issue such holders shares of the Series B-1 Preferred Stock in exchange for the cancellation of all shares of Series B Preferred Stock held by such holders (the “Preferred Stock Exchange”) in reliance on an exemption from registration provided by Section 3(a)(9) of the Securities Act.

The Series B-1 Preferred Stock was created under a Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock. The Series B-1 Preferred Stock has the same terms as the Series B Preferred Stock, except that (i) the initial conversion price of the Series B-1 Preferred Stock is $0.17 per share and (ii) if and until the receipt of stockholder approval of the Preferred Stock Exchange, the Series B-1 Preferred Stock will be subject to a limitation on conversion so that the holders cannot convert shares of Series B-1 Preferred Stock into shares of the Company’s common stock if such conversion would cause the number of shares of common stock issued upon the conversion of the Series B Preferred Stock and Series B-1 Preferred Stock to exceed 2,369,361 shares (19.9% of the number of shares of common stock outstanding on the trading day immediately prior to the date that the securities purchase agreement for the Series B Preferred Stock was executed minus shares of common stock previously received upon conversion of the Series B Preferred Stock) (the “19.9% Issuance Limitation”).

The Series B-1 Preferred Stock is non-voting and can be converted into common stock at the holder’s election at any time, subject to the limitation set forth above. The Series B-1 Preferred Stock is entitled to receive dividends if any are declared by the Company on an “as converted to common stock” basis to and in the same form as dividends actually paid on shares of our common stock.

Upon liquidation, dissolution or winding-up of the Company, each holder of Series B-1 Preferred Stock will be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the par value, plus any accrued and unpaid dividends thereon, for each share of Series B-1 Preferred Stock before any distribution or payment shall be made to the holders of our common stock, and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series B-1 Preferred Stock shall be ratably distributed among such holders pro rata. In addition, following the payment above, the holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of common stock would receive if the Series B-1 Preferred Stock were fully converted to common stock which amounts shall be paid pari passu with all holders of common stock.  Subject to limited exceptions, a holder of shares of Series B-1 Preferred Stock will not have the right to convert any portion of its Series B-1 Preferred Shares in excess of the Beneficial Ownership Limitation; provided, however, that upon prior notice to us, the holder may increase the Beneficial Ownership Limitation, provided that in no event will the Beneficial Ownership Limitation exceed 9.99%.

Why Stockholder Approval is Required

Nasdaq Listing Rule 5635(d) requires stockholder approval prior to an issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by a company of common stock equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book and market value of the common stock as of the time of execution of the definitive agreement with respect to such transaction. As a result, the Company is seeking stockholder approval for the issuance of the shares of common stock issuable upon conversion of the convertible securities issued under the Securities Exchange Agreement pursuant to Nasdaq Listing Rule 5635(d) because (1) the aggregate number of shares of common stock issuable in connection with the conversion of our Series B-1 Preferred Stock, which was issued in exchange of our Series B Preferred Stock, is expected to result in the issuance of more than 20% of our outstanding common stock as of the date of the securities purchase agreement for the Series B Preferred Stock and (2) the per share price of our common stock in the transactions contemplated by the Securities Exchange Agreement was less than the greater of book or market value of our common stock at the time the Securities Exchange Agreement was executed. The Company did not seek advance stockholder approval of the issuance of the Series B-1 Preferred Stock due to the 19.9% Issuance Limitation thereon.

Description of Proposal

We are seeking stockholder approval as required by Nasdaq Listing Rule 5635(d) to issue shares of common stock upon conversion of the 1,824.436 outstanding shares of our Series B-1 Preferred Stock received by the holders thereof pursuant to the Securities Exchange Agreement, in excess of the 19.9% Issuance Limitation of 2,369,361 shares of common stock, which shares of Series B-1 Preferred Stock would, based on the initial conversion price of $0.17, convert into an aggregate of 10,731,976 shares of our common stock if such shares could be converted in excess of the 19.9% Issuance Limitation as of the record date, not taking into account the effects of the reverse stock split in Proposal 3 of this proxy statement.

Vote Required

The affirmative vote of holders of a majority of shares of common stock and present in person or represented by proxy at the special meeting, excluding shares held by holders of securities issued pursuant to the Securities Exchange Agreement, is required for the approval of our issuance of common stock upon conversion of the Series B-1 Preferred Stock.  Abstentions and broker non-votes will not be treated as votes cast on this proposal and thus will have no effect on the outcome of this proposal, unless you return your proxy card and select “Abstain”, which will have the same effect as a vote against the matter.

Potential Effects of this Proposal

The 10,731,976 shares that are the subject of this Proposal 2 represent approximately 46.1% of our shares of common stock outstanding as of the record date. The issuance of such shares will result in an increase in the number of shares of common stock outstanding and the respective percentage interests of current stockholders in the voting power, liquidation value, and book and market value of the Company, and its future earnings, will be reduced. The sale or resale of these shares could cause the market price of our common stock to decline.

We will have broad discretion to use the net proceeds to us from the sale of such shares, and you will be relying solely on the judgment of our board of directors and management regarding the application of these proceeds. Our use of the proceeds may not improve our operating results or increase the value of your investment.

Consequences if Stockholder Approval is Not Obtained

Pursuant to the Securities Exchange Agreement, the Company agreed to hold a special meeting of its stockholders on or before the 120th day following the closing of the transactions contemplated by the Securities Exchange Agreement for the purpose of obtaining stockholder approval and to use reasonable best efforts to obtain such approval. If the Company does not obtain stockholder approval for this Proposal 2 at the special meeting, the Company is required to call a meeting every four months thereafter to seek such approval until the approval is obtained or the Series B-1 Preferred Stock is no longer outstanding.

The Board recommends that you vote FOR the approval of the issuance of shares of common stock upon conversion of the Series B-1 Preferred Stock.

PROPOSAL 3 – REVERSE STOCK SPLIT

The Company’s Fourth Amended and Restated Certificate of Incorporation, as amended, currently authorizes the issuance of 100,000,000 shares of common stock, par value $0.0001 per share. On the record date, the Company had 23,290,801 shares of common stock issued and outstanding and 63,524,472 shares of common stock reserved pursuant to outstanding convertible preferred stock, warrants, options or restricted stock units or under the Company’s equity incentive plans.

The Board has unanimously approved an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock any time prior to the first anniversary of its approval by the stockholders at a ratio in the range of 1-for-20 to 1-for-60, to be determined at the discretion of the Board.  A copy of the certificate of amendment (the “Certificate of Amendment”) to the Fourth Amended and Restated Certificate of Incorporation, as amended, is attached hereto as Appendix A.

If the Certificate of Amendment is approved by a majority of the Company’s stockholders, the Board will have discretion to determine, as it deems to be in the best interest of the Company’s stockholders, the specific ratio to be used within the range described above and the timing of the reverse stock split, which must occur any time prior to the first anniversary of its approval by the stockholders.  The Board believes that stockholder approval of the range of reverse stock split ratios (as opposed to approval of a single reverse stock split ratio) provides the Board with maximum flexibility to achieve the purpose of a reverse stock split, as discussed below, and therefore is in the best interests of the Company and its stockholders.

The Board may, in its discretion, determine not to effect the reverse stock split if it determines, subsequent to obtaining stockholder approval, that such action is not in the best interests of the Company. By voting in favor of the reverse stock split, you are expressly authorizing the Board to determine not to proceed with, and abandon, the reverse stock split if it should so decide.

The Board has recommended that the proposed Certificate of Amendment to effect the reverse stock split be presented to the Company’s stockholders for approval.

Reasons for the Reverse Stock Split

As previously disclosed in a current report on Form 8-K filed on March 25, 2016, on March 23, 2016, the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC notified the Company that, based upon the closing bid price of the Company’s common stock for the 30 prior consecutive business days, the Company no longer satisfied the minimum $1.00 closing bid price requirement, as set forth in Nasdaq Listing Rule 5550(a)(2), and had been provided a 180-day grace period to regain compliance with that requirement, through September 19, 2016. As previously disclosed in a current report on Form 8-K filed on September 23, 2016, on September 21, 2016, the Company received notice from the Staff indicating that the Staff had determined to delist the Company’s securities from The Nasdaq Capital Market due to the Company’s continued non-compliance with the minimum bid price requirement unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company timely requested a hearing before the Panel, which request has stayed any delisting action by the Staff. The Company’s hearing was held on November 10, 2016 and the Company awaits the Panel’s ruling.

The Board is asking the stockholders to grant it the authority, at its discretion, to effect a reverse stock split, which the Board believes is an effective way to increase the minimum bid price of our common stock proportionately and put us in a position to regain compliance with Nasdaq Listing Rule 5550(a)(2).

The Board believes that maintaining the listing of the Company’s common stock on Nasdaq is in the best interests of the Company and its stockholders.  The Board believes that the delisting of the Company’s common stock from Nasdaq would impair our ability to raise additional funds and result in lower prices and larger spreads in the bid and ask prices for the Company’s common stock, among other things.  See “Certain Risk Factors Associated with the Reverse Stock Split” below for more information.

Determination of the Reverse Stock Split Ratio

In determining the ratio to be used, the Board will consider various factors, including but not limited to, (i) the potential impact and anticipated benefits to the Company and its stockholders, (ii) market conditions and existing and expected market price of the Company’s common stock at such time, (iii) the number of shares that will be outstanding after the reverse stock split, (iv) the stockholders’ equity at such time and (v) the trading volume of the Company’s common stock at such time.

Impact of the Reverse Stock Split, if Implemented

If approved and effected, the reverse stock split will automatically apply to all shares of the Company’s common stock, and each stockholder will own a reduced number of shares of the Company’s common stock. However, except for adjustments that may result from the treatment of fractional shares as described below or as a result of adjustments to the conversion prices of certain convertible securities, as described below, the reverse stock split will not affect any stockholder’s percentage ownership or proportionate voting power.

Based on the Company’s capitalization as of the record date, the principal effect of the reverse stock split (at a ratio between 1-for-20 and 1-for-60), not taking into account the treatment of fractional shares described under “–Procedure for Effecting the Reverse Stock Split–Treatment of Fractional Shares” below, would be that:

•                  the number of shares of the Company’s authorized common stock would remain unchanged at 100,000,000 shares;

•                  the number of shares of the Company’s common stock issued and outstanding would be reduced from 23,290,801 shares to between approximately 1,164,540 shares and 388,180 shares;

•                  the 40,000,000 shares of the Company’s authorized preferred stock, 30,000 of which are designated as Series A Junior Participating Preferred Stock, 1,824.436 of which are designated as Series B-1 Preferred Stock, 2,900 of which are designated as Series C Preferred Stock and 900 of which are designated Series D Preferred Stock, would remain unchanged, although the reverse stock split will cause a proportionate increase in the conversion price of such shares of preferred stock and decrease in the number of shares of common stock issuable upon conversion of such preferred stock, as described in more detail in the bullets below;

•                  the Company’s 1,824.436 shares of outstanding Series B-1 Preferred Stock, currently convertible into 10,731,976 shares of common stock, would be convertible into 536,599 to 178,866 shares of common stock at a conversion price ranging from $3.40 to $10.20 immediately following the effectiveness of the reverse stock split;

•                  the Company’s 2,900 outstanding shares of Series C Preferred Stock and 700 outstanding shares of Series D Preferred Stock sold pursuant to the Securities Purchase Agreement, which, if currently convertible, would convert into 17,058,824, and 4,117,647 shares of common stock, respectively, would be convertible into 852,941 to 284,314  and 205,882 to 68,627 shares of common stock, respectively, each at conversion prices ranging from $3.40 to $10.20, immediately following the effectiveness of the reverse stock split; however, the number of shares of common stock issuable upon conversion of the Series C Preferred Stock and Series D Preferred Stock is subject to adjustment in accordance with the terms of the Series C Certificate of Designations and Series D Certificate of Designations, respectively, governing adjustments to the conversion price of such series as described under Proposal 1 above and in the notes to the table below;

•                  the Company’s 200 shares of Series D Preferred Stock expected to be issued in connection with the Second Closing, which, if currently outstanding and convertible, would convert into 1,176,471 shares of common stock, would be convertible into 58,824 to 19,608 shares of common stock, at conversion prices ranging from $3.40 to $10.20, immediately following the effectiveness of the reverse stock split, with the conversion price of the Series D Preferred Stock (and the number of shares of the Company’s common stock issuable upon conversion) subject to adjustment as set forth in the bullet above;

•                  the number of shares of the Company’s common stock issuable upon the exercise of outstanding warrants, including Warrants and Placement Agent Warrants issued in connection with the First Closing contemplated under the Securities Purchase Agreement, would be reduced from 22,447,059 (assuming such Warrants and Placement Agent Warrants are exercisable) to between approximately 1,122,353 shares and 374,118 shares (and the respective exercise prices of the warrants would increase by a factor equal to the inverse of the split ratio);

•                  the number of shares of the Company’s common stock issuable upon the exercise of the Warrants and the Placement Agent Warrants expected to be issued in connection with the Second Closing would be reduced from 1,247,059 (assuming such Warrants and Placement Agent Warrants were outstanding and exercisable) to between approximately 62,353 shares and 20,784 shares (and the respective exercise prices of the warrants would increase by a factor equal to the inverse of the split ratio);

•                  the number of shares of the Company’s common stock issuable upon the exercise of outstanding stock options and restricted stock units would be reduced in proportion to the reverse stock split ratio from 3,005,727 to between approximately 150,286 shares and 50,095 shares (and the respective exercise prices of the options would increase by a factor equal to the inverse of the split ratio);

•                  the aggregate number of shares of the Company’s common stock reserved for issuance under the Company’s equity incentive plans would be reduced in proportion to the reverse stock split ratio from 2,042,359 to between approximately 102,118 shares and 34,039 shares, subject to increase on January 1st of each year due to the

“evergreen” provisions in the Company’s Second Amended and Restated 2011 Equity Incentive Plan and Non-Employee Directors’ Equity Incentive Plan;

•                  the number of shares of the Company’s common stock that are authorized, but unissued and unreserved, would increase from 10,761,097 to between approximately 90,933,349 shares and 96,977,783 shares, taking into account the Second Closing and the share reservation requirement described in notes 1 and 3, respectively, to the table below; and

•                  the par value of the Company’s common stock and preferred stock would remain unchanged at $0.0001 per share, and, as a result, the stated capital attributable to common stock on the Company’s balance sheet would be reduced proportionately based on the reverse stock split ratio, the additional paid-in capital account would be credited with the amount by which the stated capital is reduced, and the per-share net income or loss and net book value of the Company’s common stock would be restated because there would be fewer shares of common stock outstanding.

The following table contains approximate information relating to our common stock immediately following the reverse stock split under certain possible exchange ratios, based on share information as of the record date:

	December 2, 2016	1-for-20	1-for-30	1-for-40	1-for-50	1-for-60
Number of authorized shares of common stock	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000

Number of outstanding shares of common stock	23,290,801	1,164,540	776,360	582,270	465,816	388,180

Number of authorized shares of preferred stock	40,000,000	40,000,000	40,000,000	40,000,000	40,000,000	40,000,000

Number of shares of common stock issuable upon conversion of outstanding shares of preferred stock(1)(2)	33,084,918	1,654,246	1,102,831	827,123	661,698	551,415

Number of shares of common stock reserved for issuance upon conversion of outstanding shares of preferred stock(1)(2)(3)	77,790,800	3,889,540	2,593,027	1,944,770	1,555,816	1,296,513

Number of shares of common stock issuable upon exercise of outstanding stock options, restricted stock units and warrants(1)	30,820,725	1,541,036	1,027,358	770,518	616,415	513,679

Number of shares of common stock reserved for issuance upon exercise of outstanding stock options, restricted stock units and warrants(1)(3)	75,526,607	3,776,330	2,517,554	1,888,165	1,510,532	1,258,777

Number of shares of common stock reserved for issuance in connection with future awards under the Company’s equity incentive	2,042,359	102,118	68,079	51,059	40,847	34,039

plans(5)

Number of shares of common stock authorized, but unissued and unreserved (1)(2)(4)	10,761,097	90,933,349	93,955,566	95,466,674	96,373,340	96,977,783

(1)           Numbers presented in the table assume the Second Closing has occurred and that the Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Warrants and Placement Agent Warrants were fully exercisable on the record date and do not take into account the Beneficial Ownership Limitation or the 19.9% Issuance Limitation thereon.

(2)           The number of shares of common stock issuable upon conversion of shares of Series C Preferred Stock and Series D Preferred Stock will change as a result of adjustments to the conversion price of such shares pursuant to the terms of the Series C Certificate of Designations or the Series D Certificate of Designations, as applicable. Specifically, the conversion prices of the Series C Preferred Stock and Series D Preferred Stock are subject to adjustment if, at any time while shares of such series are outstanding, the Company or any subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues any common stock or its equivalents entitling any person to acquire shares of common stock at an effective price per share that is lower than the then price of conversion (other than in connection with certain exempt issuances as set forth in the certificate of designation for such series), then the price of conversion shall be reduced to such lower price. The conversion price of the Series D Preferred Stock is subject to further adjustment as follows: (1) the conversion price of the Series D Preferred Stock is subject to reduction to the greater of (i) 80% of the average of the daily volume-weighted average prices over the tenth day to the twentieth day following effectiveness of the reverse stock split or (ii) $0.042, and (2) on or after the six month anniversary of the original issuance date, the conversion price of the Series D Preferred Stock will be the greater of (x) 80% of the average of the daily volume-weighted average prices for the ten trading days immediately prior to the conversion date or (y) $0.042. The number of shares of the Company’s common stock issuable upon future conversion of the Series D Preferred Stock will vary depending on the conversion price in effect at the time of any such conversion.

(3)           Under the terms of the Securities Purchase Agreement, as described in Proposal 1 above, following stockholder approval, the Company is required to reserve the greater of (i) 300% of the maximum aggregate number of shares of its common stock issuable upon conversion or exercise of the Series C Preferred Stock, Series D Preferred Stock or Warrants, ignoring any conversion or exercise limits therein and (ii) 19.9% of the then issued and outstanding shares of its common stock.

(4)           The number of authorized, but unissued and unreserved shares of common stock will increase or decrease in connection with any adjustments to the conversion price of the Company’s outstanding Series C Preferred Stock and Series D Preferred Stock as described in note (2) above.

(5)           The shares reserved for future issuance under the Company’s Second Amended and Restated 2011 Equity Incentive Plan and Non-Employee Directors’ Equity Incentive Plan are subject to increase on January 1st of each year due to the “evergreen” provisions in such plans.

See also “Certain Risk Factors Associated with the Reverse Stock Split” and “Procedure for Effecting the Reverse Stock Split—Treatment of Fractional Shares” below for additional information regarding the potential impact of the reverse stock split.

Certain Risk Factors Associated with the Reverse Stock Split

Factors such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the total market capitalization of our common stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of our common stock following the reverse stock split will increase in proportion to the reduction in the number of shares of common stock outstanding before the reverse stock split. Furthermore, a decline in the market price of our common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our common stock could be adversely affected following such a reverse stock split.

There can also be no assurance that the minimum bid price per share of our common stock would remain in excess of $1.00 following the reverse stock split for a sustained period of time, or long enough to satisfy Nasdaq’s continued listing requirements. If it appears to the Nasdaq staff that we will not be able to comply with Nasdaq Listing Rule 5550(a)(2), or if we do not meet the minimum stockholders’ equity or any other listing standard, our common stock may be subject to delisting.  If our common stock is delisted, our common stock would likely trade only in the over-the-counter market. If our common stock were to trade on the over-the-counter market, selling our common stock could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our common stock is delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our common stock, further limiting the liquidity thereof. These factors could result in lower prices and larger spreads in the bid and ask prices for our common stock and would substantially impair our ability to raise additional funds and could result in a loss of institutional investor interest and fewer development opportunities for us.

Because the number of authorized shares of the Company’s common stock will not be reduced proportionately, the reverse stock split will increase the Board’s ability to issue authorized and unissued shares without further stockholder action. Without taking into account the impact of the proposed reverse stock split, the Company already has a substantial number of authorized but unissued shares of stock, the issuance of which would be dilutive to our existing stockholders and may cause a decline in the trading price of our common stock, although a large portion of such authorized but unissued shares are reserved for issuance pursuant to the conversion or exercise of convertible securities. With respect to authorized but unissued and unreserved shares, the Company could also use such shares to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management. The Company has an existing sales agreement with Cowen and Company, LLC for an “at the market” equity offering program. The Company plans to seek additional financing in fiscal 2017.  Other than the foregoing, there are no existing plans, arrangements or understandings relating to the issuance of any of the authorized, but unissued and unreserved shares, whether available as a result of the proposed reverse stock split or otherwise.

In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares). Any stockholder who owns fewer than 2,000 to 6,000 shares of common stock, depending on the final ratio, prior to the reverse stock split will own fewer than 100 shares of common stock following the reverse stock split.  Stockholders who hold odd lots typically experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.  Furthermore, some stockholders may cease being stockholders of the Company following the reverse stock split.  Any stockholder who owns fewer than 20 to 60 shares of common stock, depending on the final ratio, prior to the reverse stock split will own less than one share of common stock following the reverse stock split and therefore such stockholder will receive cash equal to the market value of such fractional share and cease being a stockholder of the Company, as further described below under “–Procedure for Effecting the Reverse Stock Split–Treatment of Fractional Shares”.

Vote Required

The affirmative vote of holders of a majority of shares entitled to vote at the special meeting is required for the approval of the Certificate of Amendment to effect a reverse stock split. Abstentions and broker non-votes will have the same effect as votes against the matter.

Procedure for Effecting the Reverse Stock Split

When and if the Board decides to implement the reverse stock split at any time before the first anniversary of its approval by the stockholders, the Company will promptly file the Certificate of Amendment with the Secretary of State of the State of Delaware to amend its existing Fourth Amended and Restated Certificate of Incorporation, as amended. The reverse stock split will become effective on the date of filing the Certificate of Amendment, which is referred to as the “reverse stock split effective date”. Beginning on the reverse stock split effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Certificate of Amendment is set forth in Appendix A to this proxy statement. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the reverse stock split, including the applicable ratio for the reverse stock split.

After the reverse stock split effective date, our common stock will have a new CUSIP number, which is a number used to identify our securities, and stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP number using the procedures described below.

Exchange of Stock Certificates

As soon as practicable after the effective date of the reverse stock split, stockholders will be notified that the reverse stock split has been effected. American Stock Transfer & Trust Company, our transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares in certificated form will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR EXCHANGE AGENT.

STOCKHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO THE EXCHANGE AGENT FOLLOWING RECEIPT OF TRANSMITTAL FORMS IN ORDER TO AVOID HAVING SHARES POSSIBLY BECOMING SUBJECT TO ESCHEAT LAWS.

Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the selected reverse stock split ratio. Beginning on the reverse stock split effective date, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Treatment of Fractional Shares

To avoid the existence of fractional shares of common stock after the reverse stock split, fractional shares that would be created as a result of the reverse stock split will be rounded down to the next whole share and the stockholder will receive cash equal to the market value of the factional share, determined by multiplying such fraction by the closing sales price of the Company’s common stock as reported on Nasdaq on the last trading day before the reverse stock split effective date. The ownership of a fractional interest will not give the holder any voting, dividend or other right except to receive the cash payment therefor. If a stockholder is entitled to a cash payment in lieu of any fractional share interest, a check will be mailed to the stockholder’s registered address as soon as practicable after the reverse stock split effective date. By signing and cashing the check, stockholders will warrant that they owned the shares of common stock for which they received such cash payment.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed Certificate of Amendment to effect the reverse stock split, and we will not independently provide our stockholders with any such rights.

Material Federal Income Tax Consequences

The following discussion of certain U.S. federal income tax consequences to the Company’s stockholders of the reverse stock split, if effected, does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences and is included for general information only, is not intended as tax advice to any person and is not a comprehensive description of the tax consequences that may be relevant to each shareholder’s own particular circumstances. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the reverse stock split.

This discussion addresses the U.S. federal income tax consequences only to a stockholder that is (i) a citizen or individual resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock, (iii) a trust if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person, or (iv) an estate whose income is subject to U.S. federal income taxation regardless of its source.  This discussion addresses only those shareholders who hold their pre-reverse stock split shares as “capital assets” as defined in the Code (generally, property held for investment), and will hold the shares received in the reverse stock split as capital assets. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to shareholders that are subject to special tax rules, such as, without limitation, shareholders who are subject to the alternative minimum tax, banks, insurance companies, regulated investment companies, personal holding companies, shareholders who are not “United States persons” as defined in Section 7701(a)(30) of the Code, U.S. persons whose functional currency is not the U.S. dollar, broker-dealers, tax-exempt entities, or S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (or investors therein).  If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds pre-reverse stock split shares of our stock, the U.S. federal income tax treatment of a partner of the partnership will depend on the status of the partner and the activities of the partnership and upon certain determinations made at the partnership level.  Partners in partnerships holding our common stock are urged to consult their own tax advisors about the U.S. federal income tax consequences of the reverse stock split.

Stockholders are advised to consult their own tax advisers regarding the U.S. federal income tax consequences of the reverse stock split in light of their personal circumstances and the consequences under state, local and foreign tax laws, and also as to any estate or gift tax considerations.

Exchange Pursuant to Reverse Stock Split

No gain or loss will be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split, except to the extent of cash, if any, received in lieu of fractional shares, further described in “Cash in Lieu of Fractional Shares” below. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split, including any fractional share deemed to have been received, will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor, and the holding period of the post-reverse stock split shares will include the holding period of the pre-reverse stock split shares.

Cash in Lieu of Fractional Shares

A stockholder who receives cash in lieu of a fractional share of post-reverse stock split shares should generally be treated as having received such fractional share pursuant to the reverse stock split and then as having exchanged such fractional share for cash in a redemption of such fractional share. The amount of any gain or loss should be equal to the difference between the ratable portion of the tax basis of the pre-reverse stock split shares exchanged in the reverse stock split that is allocated to such fractional share and the cash received in lieu thereof. In general, any such gain or loss will constitute a long-term capital gain or loss if the stockholder’s holding period for such pre-reverse stock split shares exceeds one year at the time of the reverse stock split. Deductibility of capital losses by holders is subject to limitations.  Depending on a stockholder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution under Section 301 of the Code, so stockholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event.

The Company will not recognize any gain or loss as a result of the reverse stock split.

The Board recommends that you vote FOR the approval of the Certificate of Amendment to effect the reverse stock split.

PROPOSAL 4 – ADJOURNMENT OF SPECIAL MEETING

The Board has approved the submission to the stockholders of a proposal to approve one or more adjournments of the special meeting in the event that there is not a sufficient number of votes at the special meeting to approve any of Proposals 1, 2 or 3. In order to permit proxies that have been timely received to be voted for such adjournments, we are submitting this proposal as a separate matter for your consideration. If it is necessary to adjourn the special meeting, the adjournment is for a period of less than 30 days and the record date remains unchanged, no notice of the time and place of the reconvened meeting will be given to stockholders, other than an announcement made at the special meeting.

The Board recommends that you vote FOR the adjournment of the special meeting if there are insufficient votes to approve any of Proposals 1, 2 or 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of our common stock as of the record date by (i) each of the directors and named executive officers, (ii) all of the directors and executive officers as a group, and (iii) to our knowledge, beneficial owners of more than 5% of our common stock.  As of the record date, there were 23,290,801 shares of our common stock outstanding.  Unless otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment powers with respect to the securities listed below.

Name of Beneficial Owner	Number of Shares	Right to Acquire (1)	Total	Aggregate Percent of Class (2)
John L. Erb	203,063	79,106	282,169	1.2%
David A. Rosa(3)	–	727,660	727,660	3.0%
Jon W. Salveson	26,056	50,928	77,515	*
Gregory D. Waller	29,603	41,152	70,755	*
Warren S. Watson	26,056	50,928	77,515	*
Claudia Drayton	19,710	61,400	81,110	*
Debra Kridner(4)	29,500	–	29,500	*
Kimberly Oleson(5)	2,710	–	2,710	*
All directors and executive officers as a group (7 persons)	329,312	369,608	698,920	3.0%
Talu Ventures Pty Ltd, et al.(6) Level 8, 379 Queen Street Brisbane QLD 4000 Australia	1,625,712	–	1,625,712	7.0%
GBS Venture Partners Pty Ltd, et al.(7) 5/71 Collins Street Melbourne VIC 3000 Australia	1,194,761	–	1,194,761	5.1%

*    Less than one percent.

(1)                   Amounts reflect the number of shares that such holder could acquire through (i) the exercise of outstanding stock options, (ii) the vesting/settlement of outstanding RSUs and (iii) the exercise of outstanding warrants to purchase common stock, in each case within 60 days of December 2, 2016.

(2)                   Based on 23,290,801 shares outstanding as of the record date of December 2, 2016.

(3)                   Mr. Rosa’s employment with us terminated on November 30, 2015.  The terms of his Separation and Release Agreement, dated November 30, 2015, allow for continued vesting of all outstanding stock options in accordance with the original award agreements for a period of one year from the termination date, and all vested options shall remain exercisable until the termination date of such original award agreements.

(4)                   Ms. Kridner’s employment with the Company terminated on January 6, 2016. Her unvested options were immediately canceled and forfeited upon termination. Her vested options under the 2011 Equity Incentive Plan remained exercisable for three months following termination. As such, all of her options and RSUs had terminated or expired prior to December 2, 2016.

(5)                   Ms. Oleson’s employment with us terminated on June 19, 2015. Her unvested options and RSUs were immediately canceled and forfeited upon termination. Her vested options under the 2011 Equity Incentive Plan and New-Hire Plan remained exercisable for three months following termination. As such, all of her options and RSUs had terminated or expired prior to December 2, 2016.

(6)                   Based on Schedule 13G/A filed with the SEC on February 11, 2016 by Talu Ventures Pty Ltd (“Talu”), CM Capital Venture Trust 4A (“CM 4A”) and CM Capital Venture Trust 4B (“CM 4B”).  Talu (investment manager of CM 4A and CM 4B) reports shared power to vote and dispose 1,625,712 shares, and each of CM 4A and CM 4B reports shared power to vote and dispose 812,856 shares.

(7)                   Based on Schedule 13G/A filed with the SEC on March 6, 2015 by GBS Venture Partners Pty Ltd (“GBS”), GBS BioVentures II Trust (“BVII”) and GBS BioVentures III Trust (“BVIII”).  GBS (trustee and investment manager of BVII and BVIII) reports shared power to vote and dispose 1,194,761 shares, BVII reports shared power to vote and dispose 379,596 shares, and BVIII reports shared power to vote and dispose 815,165 shares.

ADDITIONAL MATTERS

Other Matters

The Company is unaware of any business, other than as described in this proxy statement, that may be considered at the special meeting. If any other matters should properly come before the special meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

To assure the presence of the necessary quorum and to vote on the matters to come before the special meeting, please promptly indicate your choices via the Internet, or by mail, according to the procedures described on the proxy card. The submission of a proxy via the internet, or by mail does not prevent you from attending and voting at the special meeting.

The Company’s common stock is quoted on The Nasdaq Capital Market under the symbol “SSH”.

Representatives of Ernst & Young will be present at the special meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Incorporation by Reference

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC and are delivering to you with the copy of this proxy statement. The information incorporated by reference is deemed to be part of this proxy statement. This proxy statement incorporates by reference the following documents:

1.    our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 15, 2016;

2.    our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 5, 2016, for the quarter ended June 30, 2016 filed with the SEC on August 11, 2016 and for the quarter ended September 30, 2016 filed with the SEC on November 14, 2016;

3.    our Current Reports on Form 8-K or 8-K/A filed with the SEC on March 2, 2016, March 25, 2016, May 31, 2016, June 15, 2016, July 11, 2016, July 22, 2016, August 24, 2016, September 23, 2016, September 29, 2016, October 21, 2016, October 31, 2016, November 3, 2016, November 10, 2016, November 17, 2016 and November 22, 2016;

4.    the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015 from our definitive proxy statement for the annual meeting of stockholders held on May 26, 2016, filed with the SEC on April 13, 2016;

5.   the description of our common stock in our registration statement on Form 10 filed with the SEC on September 30, 2011, including any amendment or report filed for the purpose of updating such description;

6.   the description of our Series A Junior Participating Preferred Stock, par value $0.0001 per share, in our registration statement on Form 8-A filed with the SEC on June 14, 2013;

7.   the description of our Series B Convertible Preferred Stock, par value $0.0001 per share, in our prospectus supplement filed with the SEC pursuant to Rule 424(b)(5) on July 22, 2016;

8.   the description of our Series C Convertible Preferred Stock, par value $0.0001 per share, in our prospectus supplement filed with the SEC pursuant to Rule 424(b)(5) on October 31, 2016; and

9.   the description of our Series D Convertible Preferred Stock, par value $0.0001 per share, in our prospectus supplement filed with the SEC pursuant to Rule 424(b)(5) on October 31, 2016.

You may read and copy any reports, statements or other information we file at the public reference facilities maintained by the SEC in Room 1590, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for additional information on the operation of the SEC’s public reference facilities. The SEC maintains a website that contains reports, proxy statements and other information, including those filed by us, at http://www.sec.gov. You may also access the SEC filings and obtain other information about our company through its website, which is http://www.sunshineheart.com. The information contained on the website is not incorporated by reference in, or in any way part of, this proxy statement.

Requirements for Submission of Stockholder Proposals and Nominations for 2017 Annual Meeting

Under the rules of the SEC, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2017 annual meeting of stockholders (pursuant to Rule 14a-8 of the Exchange Act), the proposal must be received by us at our principal executive offices (Secretary, Sunshine Heart, Inc., 12988 Valley View Road, Eden Prairie, MN 55344) by the close of business on December 15, 2016. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Any stockholder director nomination or proposal of other business intended to be presented for consideration at the 2017 annual meeting, but not intended to be considered for inclusion in our proxy statement and form of proxy relating to such meeting (i.e. not pursuant to Rule 14a-8 of the Exchange Act), must be received by us at the address stated above not less than 90 days and not more than 120 days before the first anniversary of the date of the 2016 annual meeting. Therefore, such notice must be received between January 26, 2017 and the close of business on February 25, 2017 to be considered timely. However, if our 2017 annual meeting occurs more than 30 days before or more than 30 days after May 26, 2017, we must receive nominations or proposals (i) not later than the close of business on the later of the 90th day prior to the date of the 2017 annual meeting or the 10th day following the day on which public announcement is made of the date of the 2017 annual meeting, and (ii) not earlier than the 120th day prior to the 2017 annual meeting.

The above-mentioned proposals must also be in compliance with our Bylaws and the proxy solicitation rules of the SEC and Nasdaq, including but not limited to the information requirements set forth in our Bylaws. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the foregoing and other applicable requirements.

Solicitation by Board; Expenses

Our Board of Directors is sending you this proxy statement in connection with the solicitation of proxies for use at the special meeting. We have retained Morrow Sodali to assist in the solicitation of proxies for a fee of approximately $8,500 plus reimbursement for out-of-pocket expenses. In addition, our directors, officers and regular employees may solicit proxies personally, telephonically, electronically or by other means of communication, but they will not receive any additional compensation for these services. We will pay the cost of preparing, assembling, and mailing the proxy materials. We have requested brokers, banks and other nominees to send the proxy materials to, and to obtain proxies from, the beneficial owners and we will reimburse such record holders for their reasonable expenses in doing so.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on January 9, 2017

The proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17459.

Your cooperation in giving this matter your immediate attention and in voting your proxies promptly is appreciated.

By Order of the Board of Directors,

Claudia Drayton
Secretary
December 9, 2016

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SUNSHINE HEART, INC.

Sunshine Heart, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Board of Directors of the Corporation duly adopted resolutions to amend its Fourth Amended and Restated Certificate of Incorporation as follows, declaring said amendment to be advisable and calling for submission of said resolution to a vote of the stockholders of said Corporation;

SECOND: That thereafter, at a meeting duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the stockholders of the Corporation duly voted a majority of the outstanding stock of the Corporation entitled to vote thereon in favor of adoption of said amendment; and

THIRD: That said amendment being duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, the Fourth Amended and Restated Certificate of Incorporation of Sunshine Heart, Inc., as previously amended, is hereby amended as follows:

Paragraph A of ARTICLE IV, AUTHORIZED STOCK AND RELATIVE RIGHTS, as amended to date, is hereby deleted in its entirety and replaced by the following:

“The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares that the Corporation is authorized to issue is One Hundred Forty Million (140,000,000) shares, each with a par value of $0.0001 per share. One Hundred Million (100,000,000) shares shall be Common Stock and Forty Million (40,000,000) shares shall be Preferred Stock. Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Corporation, as previously amended (the “Restated Certificate”), each _________ shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or respective holders thereof, be combined and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Common Stock as reported on The Nasdaq Capital Market on the last trading day before the Effective Time.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this ______ day of ________________, 20    .

SUNSHINE HEART, INC.

By:
,

spEcial mEETiNG Of sTOcKhOldERs Of sUNshiNE hEaRT, iNc. January 9, 2017 8:30 a.m. U.s. central daylight Time GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. NOTicE Of iNTERNET availaBiliTY Of pROXY maTERial: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17459 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00030000303030001000 4 010917 changes to the registered name(s) on the account may not be submitted via Note: please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. if the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. if signer is a partnership, please sign in partnership name by authorized person. ThE BOaRd Of diREcTORs REcOmmENds a vOTE "fOR" pROpOsal 1, “fOR” pROpOsal 2, “fOR” pROpOsal 3 aNd “fOR” pROpOsal 4. plEasE siGN, daTE aNd RETURN pROmpTlY iN ThE ENclOsEd ENvElOpE. plEasE maRK YOUR vOTE iN BlUE OR BlacK iNK as shOWN hERE x FOR AGAINST ABSTAIN 1. To approve the issuance of shares of the Company’s common stock consisting of: (i) shares of common stock issuable upon conversion of the 2,900 shares of the Company’s Series C Convertible Preferred Stock sold pursuant to the securities purchase agreement dated October 30, 2016 (as further described in the proxy statement); (ii) shares of common stock issuable upon conversion of the 900 shares of the Company’s Series D Convertible Preferred Stock sold or available to be sold pursuant to the securities purchase agreement (as further described in the proxy statement); and (iii) shares of common stock issuable upon exercise of warrants to purchase shares of common stock issued or to be issued under the securities purchase agreement and upon the exercise of warrants issued as compensation to the Company’s placement agent in connection with the transactions contemplated by the securities purchase agreement (as further described in the proxy statement). FOR AGAINST ABSTAIN 2. To approve the issuance of shares of the Company’s common stock consisting of (i) shares of common stock issuable upon conversion of the 2,227.2 shares of the Company’s Series B-1 Preferred Stock received by the holders thereof pursuant to the securities exchange agreement dated October 30, 2016 in excess of the issuance limitation of 2,369,361 shares (as further described in the proxy statement).FOR AGAINST ABSTAIN 3. To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of the Company’s outstanding common stock at a ratio in the range of one-for-twenty (1:20) to one-for-sixty (1:60), to be determined at the discretion of the Company’s Board of Directors. FOR AGAINST ABSTAIN 4. To authorize one or more adjournments of the special meeting to solicit additional proxies in the event there are insufficient votes to approve any of Proposals 1, 2 or 3. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Proxy Statement for the Special Meeting of Stockholders. MARK“X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate:

spEcial mEETiNG Of sTOcKhOldERs Of sUNshiNE hEaRT, iNc. January 9, 2017 8:30 a.m. U.s. central daylight Time iNTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 12:00 a.m.U.S. Central Daylight Time on January 9, 2017. mail - Sign, date and mail your proxy card in the envelope provided as soon as possible. iNpERsON - You may vote your shares in person by attending the Special Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. 00030000303030001000 4 010917 changes to the registered name(s) on the account may not be submitted via Note: please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. if the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. if signer is a partnership, please sign in partnership name by authorized person. ThE BOaRd Of diREcTORs REcOmmENds a vOTE "fOR" pROpOsal 1, “fOR” pROpOsal 2, “fOR” pROpOsal 3 aNd “fOR” pROpOsal 4. plEasE siGN, daTE aNd RETURN pROmpTlY iN ThE ENclOsEd ENvElOpE. plEasE maRK YOUR vOTE iN BlUE OR BlacK iNK as shOWN hERE x FOR AGAINST ABSTAIN 1. To approve the issuance of shares of the Company’s common stock consisting of: (i) shares of common stock issuable upon conversion of the 2,900 shares of the Company’s Series C Convertible Preferred Stock sold pursuant to the securities purchase agreement dated October 30, 2016 (as further described in the proxy statement); (ii) shares of common stock issuable upon conversion of the 900 shares of the Company’s Series D Convertible Preferred Stock sold or available to be sold pursuant to the securities purchase agreement (as further described in the proxy statement); and (iii) shares of common stock issuable upon exercise of warrants to purchase shares of common stock issued or to be issued under the securities purchase agreement and upon the exercise of warrants issued as compensation to the Company’s placement agent in connection with the transactions contemplated by the securities purchase agreement (as further described in the proxy statement). FOR AGAINST ABSTAIN 2. To approve the issuance of shares of the Company’s common stock consisting of (i) shares of common stock issuable upon conversion of the 2,227.2 shares of the Company’s Series B-1 Preferred Stock received by the holders thereof pursuant to the securities exchange agreement dated October 30, 2016 in excess of the issuance limitation of 2,369,361 shares (as further described in the proxy statement).FOR AGAINST ABSTAIN 3. To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of the Company’s outstanding common stock at a ratio in the range of one-for-twenty (1:20) to one-for-sixty (1:60), to be determined at the discretion of the Company’s Board of Directors. FOR AGAINST ABSTAIN 4. To authorize one or more adjournments of the special meeting to solicit additional proxies in the event there are insufficient votes to approve any of Proposals 1, 2 or 3. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Proxy Statement for the Special Meeting of Stockholders. MARK“X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate: NOTicE Of iNTERNET availaBiliTY Of pROXY maTERial: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17459 cOmpaNY NUmBER accOUNT NUmBER pROXY vOTiNG iNsTRUcTiONs

- 0 SUNSHINE HEART, INC. 12988 valley view Road Eden prairie, mN 55344 This pROXY is sOliciTEd ON BEhalf Of ThE BOaRd Of diREcTORs The undersigned hereby appoints John L. Erb and Claudia Drayton as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Sunshine Heart, Inc. held of record by the undersigned on December 2, 2016, at the Special Meeting of Stockholders to be held at the offices of Sunshine Heart, Inc. located at 12988 Valley View Road, Eden Prairie, Minnesota 55344, on Monday, January 9, 2017 at 8:30 a.m. U.S. Central Daylight Time, or any adjournment or postponement thereof. (continued and to be signed on the reverse side) 14475 1.1